Exhibit 99.1

Prosperity Bancshares, Inc.® Reports Strong First Quarter 2013 Earnings

-- First quarter 2013 Earnings Per Share (diluted) increased 11.7% to $0.86 compared with the first quarter 2012

-- Net income increased $12.818 million or 35.1% compared with the first quarter 2012

-- Six acquisitions completed within the past sixteen months

-- Entry into Oklahoma by acquisition of Coppermark Bancshares on April 1, 2013

-- Non-Performing Assets remain low at 0.14% of first quarter Average Earning Assets

-- Deposits increased $3.169 billion or 37.1% compared with the first quarter 2012

-- Loans increased $1.388 billion or 35.8% compared with the first quarter 2012

HOUSTON, April 24, 2013 /PRNewswire/ -- Prosperity Bancshares, Inc.® NYSE: (PB), the parent company of Prosperity Bank®, reported net income for the quarter ended March 31, 2013, of $49.305 million or $0.86 per diluted common share, an increase in net income of $12.818 million or 35.1%, compared with $36.487 million and an increase in diluted earnings per share of 11.7% compared with $0.77 per diluted common share for the same period in 2012.

"Again I am delighted to be able to announce record earnings of $49.305 million, as well as record earnings per diluted share of $0.86. Over the last year, our bank has experienced significant growth. In fact, our assets increased $4.191 billion, or 38%, when compared with the same quarter last year," said David Zalman, Prosperity's Chairman and Chief Executive Officer.

"In addition to a number of other honors we have received over the years, we were recently recognized by SNL, a prestigious provider of bank information and data, as the 2nd best Regional Bank in the nation based on their research. Honors like these could not be achieved without everyone working toward the same goal and for that I appreciate all the hard work by our associates and directors," said Zalman.

"We are very fortunate to be located in a part of the country that has population and job growth occurring at higher rates than many other areas. The unemployment rate in March for Texas was 6.4% and in the Permian Basin area in West Texas, it was below 4.0%. This is compared to the National jobless rate of 7.6%. The Oklahoma area is also doing very well with low unemployment rates, growing population and an overall positive business climate," added Zalman.

"Our goal is to continue to take care of our customers with new and innovative products at fair prices that benefit our customers and help make their life easier," concluded Zalman.

Prosperity's management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended March 31, 2013

For the three months ended March 31, 2013, net income was $49.305 million compared with $36.487 million for the same period in 2012. Net income per diluted common share was $0.86 for the three months ended March 31, 2013 compared with $0.77 for the same period in 2012. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2013 were 1.33%, 9.23% and 22.30%, respectively. Prosperity's efficiency ratio (excluding, credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.40% for the three months ended March 31, 2013.

Net interest income before provision for credit losses for the quarter ended March 31, 2013, increased 32.1% to $108.082 million compared with $81.846 million during the same period in 2012. The increase is primarily due to a 42.9% increase in average interest earning assets for the same period. Linked quarter net interest income before provision for credit losses decreased 0.2% or $219,000 compared with $108.301 million during the three months ended December 31, 2012. The net interest margin on a tax equivalent basis decreased to 3.42% for the three months ended March 31, 2013, compared with 3.64% for the same period in 2012 and decreased 11 basis points from 3.53% for the three months ended December 31, 2012.

Non-interest income increased $9.496 million or 68.1% to $23.441 million for the three months ended March 31, 2013, compared with $13.945 million for the same period in 2012. The increase was primarily due to the acquisition of American State Financial Corporation ("ASB") on July 1, 2012. Through ASB, Prosperity acquired additional services and products including trust, credit cards and mortgage lending operations. On a linked quarter basis, non-interest income decreased 2.8% or $665,000.

Non-interest expense increased $15.308 million or 37.8% to $55.767 million for the three months ended March 31, 2013, compared with $40.459 million for the same period in 2012. The increase is primarily due to additional non-interest expenses associated with ASB. Additionally, total non-interest expense for the three months ended March 31, 2013 included one-time pre-tax merger expenses of $252,000. On a linked quarter basis, non-interest expense decreased 2.1% or $1.201 million.

Average loans increased 37.8% or $1.445 billion to $5.264 billion for the quarter ended March 31, 2013, compared with $3.819 billion for the same period in 2012. On a linked quarter basis, average loans increased 2.4% or $123.621 million from $5.140 billion at December 31, 2012. Average deposits increased 39.5% to $11.760 billion for the quarter ended March 31, 2013, compared with $8.429 billion for the same period of 2012. On a linked quarter basis, average deposits increased 4.4% or $500.794 million from $11.259 billion at December 31, 2012.

Loans at March 31, 2013 were $5.263 billion, an increase of $1.388 billion or 35.8%, compared with $3.875 billion at March 31, 2012. On a linked quarter basis, loans increased $83.084 million or 1.6% (6.4% annualized) from $5.180 billion at December 31, 2012. Deposits at March 31, 2013 were $11.713 billion, an increase of $3.169 billion or 37.1% compared with $8.544 billion at March 31, 2012. On a linked quarter basis, deposits increased $71.623 million or 0.6% (2.4% annualized) from $11.642 billion at December 31, 2012.

The table below provides detail on loans acquired and deposits assumed in the Texas Bankers, Inc., The Bank Arlington, ASB, Community National Bank ("Community National"), and East Texas Financial Services transactions completed on January 1, 2012, April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013, respectively:

Balance Sheet Data (at period end)
(In thousands)

	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since respective acquisition dates):
Texas Bankers, Inc.	$ 23,314	$ 23,803	$ 24,229	$ 28,421	$ 27,053
The Bank Arlington	22,919	23,308	21,806	22,542	-
ASB	974,223	1,068,077	1,131,005	-	-
Community National	61,966	63,940	-	-	-
East Texas Financial Services	117,863	-	-	-	-
All other	4,062,739	4,000,812	3,902,063	3,899,369	3,847,809
Total loans	$ 5,263,024	$ 5,179,940	$ 5,079,103	$ 3,950,332	$ 3,874,862

Deposits assumed (including new deposits since respective acquisition dates):
Texas Bankers, Inc.	$ 67,665	$ 68,965	$ 69,818	$ 62,739	$ 63,681
The Bank Arlington	28,220	29,842	33,609	33,505	-
ASB	2,461,485	2,510,855	2,518,178	-	-
Community National	156,274	160,404	-	-	-
East Texas Financial Services	98,359	-	-	-	-
All other	8,901,464	8,871,778	8,332,992	8,298,338	8,480,770
Total deposits	$ 11,713,467	$ 11,641,844	$ 10,954,597	$ 8,394,582	$ 8,544,451

As reflected in the table above, loan and deposit growth was impacted by the acquisitions of Texas Bankers, Inc., The Bank Arlington, ASB, Community National and East Texas Financial Services. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at March 31, 2013 grew 5.5% compared with March 31, 2012 and 1.5% (6.0% annualized) on a linked quarter basis. Excluding deposits assumed in these acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at March 31, 2013 grew 5.0% compared with March 31, 2012 and 0.3% (1.2% annualized) on a linked quarter basis.

At March 31, 2013, Prosperity had $15.081 billion in total assets, $5.263 billion in loans and $11.713 billion in deposits. Assets, loans and deposits at March 31, 2013 increased by 38.5%, 35.8% and 37.1%, respectively, compared with their respective levels at March 31, 2012.

Asset Quality

Non-performing assets totaled $18.133 million or 0.14% of quarterly average earning assets at March 31, 2013, compared with $14.873 million or 0.16% of quarterly average earning assets at March 31, 2012, and $13.015 million or 0.10% of quarterly average earnings assets at December 31, 2012. The allowance for credit losses was 1.05% of total loans at March 31, 2013, 1.33% of total loans at March 31, 2012 and 1.01% of total loans at December 31, 2012. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.25% and 1.22% of remaining loans as of March 31, 2013 and December 31, 2012, respectively. Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $2.800 million for the three months ended March 31, 2013 compared to $3.550 million for the linked quarter and $150,000 for the three months ended March 31, 2012. Net charge offs were $315,000 for the three months ended March 31, 2013 compared to $1.913 million for the linked quarter and $102,000 for the three months ended March 31, 2012.

Conference Call

Prosperity's management team will host a conference call on Wednesday, April 24, 2013 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss Prosperity's first quarter 2013 earnings. Individuals and investment professionals may participate in the call by dialing 866-952-1907, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity's website at www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity's home page by clicking the "About Us" tab and then the "Presentations & Calls" link.

Acquisition of Coppermark Bancshares, Inc.

On April 1, 2013, Prosperity completed the previously announced acquisition of Coppermark Bancshares, Inc. and its wholly-owned subsidiary, Coppermark Bank ("Coppermark") headquartered in Oklahoma City, Oklahoma. Coppermark operated nine (9) full-service banking offices; six (6) in Oklahoma City, Oklahoma and surrounding areas and three (3) in the Dallas, Texas area. As of March 31, 2013, Coppermark reported, on a consolidated basis, total assets of $1.2 billion, total loans of $847.6 million and total deposits of $1.1 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,258,718 shares of Prosperity common stock plus $60.0 million in cash for all outstanding shares of Coppermark Bancshares capital stock, which resulted in a premium of $91.7 million.

Acquisition of East Texas Financial Services, Inc.

On January 1, 2013, Prosperity completed the previously announced acquisition of East Texas Financial Services, Inc. (OTC BB: FFBT) and its wholly-owned subsidiary, First Federal Bank Texas ("Firstbank"). Firstbank operated four (4) banking offices in the Tyler MSA, including three locations in Tyler, Texas and one location in Gilmer, Texas. As of December 31, 2012, East Texas Financial Services reported, on a consolidated basis, total assets of $165.0 million, total loans of $129.3 million and total deposits of $112.3 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 530,940 shares of Prosperity common stock for all outstanding shares of East Texas Financial Services capital stock, which resulted in a premium of $7.0 million.

Acquisition of Community National Bank

On October 1, 2012, Prosperity completed the previously announced acquisition of Community National Bank, Bellaire, Texas. Community National operated one (1) banking office in Bellaire, Texas, in the Houston Metropolitan Area. As of September 30, 2012, Community National reported total assets of $183.0 million, total loans of $68.0 million and total deposits of $164.6 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 372,282 shares of Prosperity common stock plus $11.4 million in cash for all outstanding shares of Community National capital stock, which resulted in a premium of $10.6 million.

Acquisition of American State Financial Corporation

On July 1, 2012, Prosperity completed the previously announced acquisition of American State Financial Corporation and its wholly-owned subsidiary American State Bank. American State Bank operated thirty-seven (37) full-service banking offices in eighteen (18) counties across West Texas. As of June 30, 2012, ASB, on a consolidated basis, reported total assets of $3.2 billion, total loans of $1.2 billion and total deposits of $2.5 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 8,524,835 shares of Prosperity common stock plus $178.5 million in cash for all outstanding shares of American State Financial Corporation capital stock, which resulted in a premium of $240.4 million.

Acquisition of The Bank Arlington

On April 1, 2012, Prosperity completed the previously announced acquisition of The Bank Arlington. The Bank Arlington operated one (1) banking office in Arlington, Texas, in the Dallas/Fort Worth CMSA. As of March 31, 2012, The Bank Arlington reported total assets of $37.3 million, total loans of $22.8 million and total deposits of $33.2 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 135,389 shares of Prosperity common stock for all outstanding shares of The Bank Arlington capital stock, which resulted in a premium of $2.8 million.

Acquisition of Texas Bankers, Inc.

On January 1, 2012, Prosperity completed the previously announced acquisition of Texas Bankers, Inc. and its wholly-owned subsidiary, Bank of Texas, Austin, Texas. The three (3) Bank of Texas banking offices in the Austin, Texas CMSA consisted of a location in Rollingwood, which was consolidated with Prosperity's Westlake location and remains in Bank of Texas' Rollingwood banking office; one banking center in downtown Austin, which was consolidated into Prosperity's downtown Austin location; and another banking center in Thorndale. Prosperity now operates thirty-four (34) banking centers in the Central Texas area including Austin and San Antonio. Texas Bankers, Inc. reported, on a consolidated basis, total assets of $77.0 million, total loans of $27.6 million and total deposits of $70.4 million as of December 31, 2011.

Pursuant to the terms of the acquisition agreement, Prosperity issued 314,953 shares of Prosperity common stock for all outstanding shares of Texas Bankers capital stock which resulted in a premium of $5.2 million.

Prosperity Bancshares, Inc. ®

Prosperity Bancshares Inc. ® is a $15.1 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management; and Mobile Banking. Since completing the merger with Coppermark, Prosperity now operates two hundred twenty-four (224) full service banking locations; fifty-nine (59) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-eight (38) in the Dallas/Fort Worth area; twenty-three (23) in the East Texas area; thirty-four (34) in the Central Texas area including Austin and San Antonio; thirty-four (34) in the West Texas area including Lubbock, Midland-Odessa and Abilene; ten (10) in the Bryan/College Station area and six (6) in the Central Oklahoma area.

Bryan/College Station Area -		Downtown	Other South Texas
	McKinney	Eastex	Locations -
Bryan	McKinney-Stonebridge	Fairfield	Alice
Bryan-East	Midway	First Colony	Aransas Pass
Bryan-North	Preston Forest	Gessner	Beeville
Caldwell	Preston Road	Gladebrook	Edna
College Station	Red Oak	Harrisburg	Goliad
Greens Prairie	Sachse	Heights	Kingsville
Madisonville	The Colony	Highway 6 West	Mathis
Navasota	Turtle Creek	Hillcroft	Padre Island
Rock Prairie	Westmoreland	Little York	Palacios
Wellborn Road		Medical Center	Port Lavaca
	Fort Worth -	Memorial Drive	Portland
Central Texas Area -	Haltom City	Northside	Rockport
	Keller	Pasadena	Sinton
Austin -	Roanoke	Pecan Grove	Victoria
183	Stockyards	Piney Point	Victoria-North
Allandale		River Oaks
Cedar Park	Other Dallas/Fort Worth Locations -	Royal Oaks	West Texas Area -
Congress	Arlington	Sugar Land
Lakeway	Azle	SW Medical Center	Abilene -
Liberty Hill	Ennis	Tanglewood	Antilley Road
Northland	Gainesville	Uptown	Barrow Street
Oak Hill	Glen Rose	Waugh Drive	Cypress Street
Parmer Lane	Granbury	West University	Judge Ely
Research Blvd	Mesquite	Woodcreek	Mockingbird
Westlake	Muenster
	Sanger	Other Houston Area	Lubbock -
Other Central Texas Locations -	Waxahachie	Locations -	4th Street
Bastrop	Weatherford	Angleton	66th Street
Cuero		Bay City	82nd Street
Dime Box	East Texas Area -	Beaumont	86th Street
Dripping Springs		Cinco Ranch	98th Street
Elgin	Athens	Cleveland	Avenue Q
Flatonia	Athens-South	East Bernard	North University
Georgetown	Blooming Grove	El Campo	Texas Tech Student Union
Gonzales	Canton	Dayton
Hallettsville	Carthage	Galveston	Midland -
Kingsland	Corsicana	Groves	Wadley
La Grange	Crockett	Hempstead	Wall Street
Lexington	Eustace	Hitchcock
Gilmer
New Braunfels	Grapeland	Katy	Odessa -
Pleasanton	Gun Barrel City	Liberty	Grandview
Round Rock	Jacksonville	Magnolia	Grant
San Antonio	Kerens	Mont Belvieu	Kermit Highway
Schulenburg	Longview	Nederland	Parkway
Seguin	Mount Vernon	Needville
Smithville	Palestine	Shadow Creek	Other West Texas Locations -
Thorndale	Rusk	Sweeny	Big Spring
Weimar	Seven Points	Tomball	Brownfield
Yoakum	Teague	Waller	Brownwood
Yorktown	Tyler	West Columbia	Cisco
	Tyler-Beckham	Wharton	Comanche
		Winnie	Early
	Tyler-South Broadway	Wirt	Floydada
	Tyler-University		Gorman
Dallas/Fort Worth Area -	Winnsboro		Levelland
Littlefield
Dallas -	Houston Area -		Merkel
Abrams Centre		South Texas Area -	Plainview
Balch Springs	Houston -		San Angelo
Camp Wisdom	Aldine	Corpus Christi -	Slaton
Cedar Hill	Allen Parkway	Airline	Snyder
Central Expressway	Bellaire	Carmel
East Renner	Beltway	Northwest	Oklahoma
Frisco	Clear Lake	Saratoga	23rd Street
Frisco-West	Copperfield	Water Street	Edmond
Independence	Cypress		Expressway
Kiest			I-240
Memorial
Norman

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity's management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity's control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity's securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity's Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(In thousands)

	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Balance Sheet Data
(at period end)
Total loans(A)	$ 5,263,024	$ 5,179,940	$ 5,079,103	$ 3,950,332	$ 3,874,862
Investment securities(B)	7,985,811	7,442,065	6,799,513	5,400,044	5,646,529
Federal funds sold	835	352	302	133	445
Allowance for credit losses	(55,049)	(52,564)	(50,927)	(50,382)	(51,642)
Cash and due from banks	180,577	325,952	207,650	152,678	151,467
Goodwill	1,235,743	1,217,162	1,200,098	932,965	929,161
Core deposit intangibles	26,514	26,159	28,092	17,706	19,301
Other real estate	9,913	7,234	8,846	10,236	7,718
Fixed assets, net	206,829	205,268	201,445	166,273	162,676
Other assets	227,117	232,005	237,997	157,366	149,438
Total assets	$ 15,081,314	$ 14,583,573	$ 13,712,119	$ 10,737,351	$ 10,889,955

Demand deposits	$ 2,995,828	$ 3,016,205	$ 2,827,748	$ 2,083,910	$ 2,088,749
Interest bearing deposits	8,717,639	8,625,639	8,126,849	6,310,672	6,455,702
Total deposits	11,713,467	11,641,844	10,954,597	8,394,582	8,544,451
Securities sold under
repurchase agreements	470,241	454,502	443,856	122,743	58,481
Federal funds purchased and
other borrowings	576,768	256,753	112,017	437,278	527,536
Junior subordinated debentures	85,055	85,055	85,055	85,055	85,055
Other liabilities	86,328	56,030	78,418	53,876	64,899
Total liabilities	12,931,859	12,494,184	11,673,943	9,093,534	9,280,422
Shareholders' equity(C)	2,149,455	2,089,389	2,038,176	1,643,817	1,609,533
Total liabilities and equity	$ 15,081,314	$ 14,583,573	$ 13,712,119	$ 10,737,351	$ 10,889,955

(A) Net of discount on acquired loans of $74,527, $79,943, $92,832 and $431 at March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, of which $28,454, $23,754, $27,117 and $0, respectively, relate to loans accounted for under ASC Topic 310-30 (formerly SOP 03-03).  There was no discount outstanding at March 31, 2012.

(B) Includes $12,054, $13,824, $16,991, $17,709 and $19,542, in unrealized gains on available for sale securities for the quarterly periods ending  March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012,  respectively.

(C) Includes $7,835, $8,986, $11,044, $11,511 and $12,702, in after-tax unrealized gains on available for sale securities for the quarterly periods ending March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(In thousands)

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Income Statement Data
Interest income:
Loans(D)	$ 81,464	$ 82,727	$ 80,587	$ 54,793	$ 53,217
Securities(E)	36,548	34,956	37,025	38,072	38,321
Federal funds sold and other earning assets	19	36	21	9	78
Total interest income	118,031	117,719	117,633	92,874	91,616

Interest expense:
Deposits	8,690	8,217	9,395	8,083	8,791
Junior subordinated debentures	605	631	651	648	663
Securities sold under repurchase agreements	292	294	315	59	37
Other borrowings	362	276	379	418	279
Total interest expense	9,949	9,418	10,740	9,208	9,770
Net interest income	108,082	108,301	106,893	83,666	81,846
Provision for credit losses	2,800	3,550	1,800	600	150
Net interest income after provision for credit losses	105,282	104,751	105,093	83,066	81,696

Non-interest income:
Non-sufficient funds (NSF) fees	8,509	9,292	9,265	5,167	5,389
Debit card and ATM card income	6,487	6,683	6,246	4,292	3,836
Service charges on deposit accounts	2,931	2,877	3,362	2,432	2,441
Trust income	1,017	915	831	-	-
Mortgage income	991	1,120	1,437	65	59
Bank Owned Life Insurance income	776	1,242	736	345	350
Net gain (loss) on sale of assets	1	(244)	(50)	70	(7)
Net (loss) gain on sale of other real estate	(105)	(113)	(597)	(165)	418
Other non-interest income	2,834	2,334	2,598	1,450	1,459
Total non-interest income	23,441	24,106	23,828	13,656	13,945

Non-interest expense:
Salaries and benefits	33,209	31,980	36,701	23,572	23,252
Core deposit intangibles amortization	1,755	1,932	2,007	1,595	1,695
Net occupancy and equipment	4,278	4,812	4,614	3,492	3,557
Depreciation	2,378	2,491	2,369	2,028	2,035
Debit card, data processing and software amortization	2,570	3,106	2,901	1,906	1,532
Regulatory assessments and FDIC insurance	2,395	2,365	2,107	1,659	1,548
Communications (includes telephone, courier and postage)	2,196	2,381	2,226	1,802	1,748
Other real estate expense	223	465	271	383	691
Other non-interest expense	6,763	7,436	7,046	4,351	4,401
Total non-interest expense	55,767	56,968	60,242	40,788	40,459
Net income before taxes	72,956	71,889	68,679	55,934	55,182
Federal income taxes	23,651	23,623	22,503	18,962	18,695
Net income available to common shareholders	$ 49,305	$ 48,266	$ 46,176	$ 36,972	$ 36,487

(D) Interest income on loans includes additional interest income related to the accretion of purchase accounting loan discounts of $14,292, $14,523, $11,188 and $756 for the three month periods ended March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively.  There was no loan discount accretion recorded during the three month period ended March 31, 2012.

(E) Interest income on securities was reduced by net premium amortization of $22,710, $23,992, $21,423, $11,755 and $9,719 for the three month periods ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Profitability
Net income	$ 49,305	$ 48,266	$ 46,176	$ 36,972	$ 36,487

Basic earnings per share	$ 0.87	$ 0.86	$ 0.83	$ 0.78	$ 0.77
Diluted earnings per share	$ 0.86	$ 0.85	$ 0.82	$ 0.78	$ 0.77

Return on average assets(F)	1.33%	1.36%	1.32%	1.35%	1.39%
Return on average common equity(F)	9.23%	9.28%	9.10%	9.06%	9.15%
Return on average tangible common equity(F) (G)	22.30%	22.92%	21.59%	21.70%	22.57%
Tax equivalent net interest margin(H)	3.42%	3.53%	3.52%	3.55%	3.64%
Efficiency ratio(I)	42.40%	42.95%	46.07%	41.94%	42.23%

Liquidity and Capital Ratios
Equity to assets	14.25%	14.33%	14.86%	15.31%	14.78%
Tier 1 risk-based capital	14.77%	14.40%	14.43%	16.42%	15.70%
Total risk-based capital	15.61%	15.22%	15.26%	17.49%	16.80%
Tier 1 leverage capital	7.10%	7.10%	6.92%	7.69%	7.68%
Tangible equity to tangible assets(G)	6.42%	6.34%	6.49%	7.08%	6.65%

Other Data
Shares used in computed earnings per share
Basic	56,988	56,427	55,958	47,456	47,238
Diluted	57,134	56,554	56,093	47,608	47,411
Period end shares outstanding	57,014	56,447	56,058	47,474	47,297
Cash dividends paid per common share	$ 0.2150	$ 0.2150	$ 0.1950	$ 0.1950	$ 0.1950
Book value per share	$ 37.70	$ 37.02	$ 36.36	$ 34.63	$ 34.03
Tangible book value per share(G)	$ 15.56	$ 14.99	$ 14.45	$ 14.60	$ 13.98

Common Stock Market Price
High	$ 47.56	$ 43.54	$ 45.40	$ 47.31	$ 47.60
Low	42.38	38.56	38.90	39.87	39.66
Period end market price	47.39	42.00	42.62	42.03	45.80
Employees – FTE	2,304	2,266	2,260	1,666	1,690

(F) Interim periods annualized.
(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconcilation of this non-GAAP financial measure.
(H) Net interest margin for all periods presented is calculated on an actual 365 day basis or 366 day basis.

(I) Calculated by dividing total non-interest expense, excluding credit loss provisions, by net interest income plus non-interest income, excluding net gains and losses on the sale of securities and assets.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2013				Dec 31, 2012				Mar 31, 2012
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest Earning Assets:
Loans	$5,263,784	$ 1,464	6.28%	(J)	$ 5 ,140,163	$ 82,727	6.40%	(J)	$ 3,818,991	$ 53,217	5.60%
Investment securities	7,755,567	36,548	1.91%	(K)	7,228,418	34,956	1.92%	(K)	5,192,257	38,321	2.95%	(K)
Federal funds sold and other
earning assets	34,793	19	0.22%		75,135	36	0.19%		126,154	78	0.25%
Total interest earning assets	13,054,144	$ 18,031	3.67%		12,443,716	$ 117,719	3.76%		9,137,402	$ 91,616	4.03%
Allowance for credit losses	(53,242)				(50,775)				(51,601)
Non-interest earning assets	1,849,461				1,844,756				1,414,340
Total assets	$14,850,363				$14,237,697				$10,500,141

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 2,659,489	$ 2,210	0.34%		$ 2,328,969	$ 1,803	0.31%		$ 1,694,240	$ 2,063	0.49%
Savings and money market deposits	3,790,416	2,829	0.30%		3,600,109	2,580	0.29%		2,792,348	2,589	0.37%
Certificates and other time deposits	2,370,499	3,651	0.62%		2,366,155	3,834	0.64%		1,971,071	4,139	0.84%
Securities sold under repurchase
agreements	448,542	292	0.26%		459,998	294	0.25%		53,304	37	0.28%
Federal funds purchased and other
borrowings	358,120	362	0.41%		272,239	276	0.40%		272,760	279	0.41%
Junior subordinated debentures	85,055	605	2.88%		85,055	631	2.95%		85,055	663	3.14%
Total interest bearing liabilities	9,712,121	9,949	0.42%	(L)	9,112,525	9,418	0.41%	(L)	6,868,778	9,770	0.57%	(L)

Non-interest bearing liabilities:
Non-interest bearing demand deposits	2,939,621				2,963,998				1,970,942
Other liabilities	62,716				80,085				65,137
Total liabilities	12,714,458				12,156,608				8,904,857
Shareholders' equity	2,135,905				2,081,089				1,595,284
Total liabilities and shareholders' equity	$14,850,363				$ 14,237,697				$10,500,141

Net Interest Income and Margin		$108,082	3.36%			$ 108,301	3.46%			$ 81,846	3.60%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,125				2,099				896

Net Interest Income and Margin
(tax equivalent basis)		$ 110,207	3.42%			$ 110,400	3.53%			$ 82,742	3.64%

(J) Yield on loans was impacted by additional interest income related to the accretion of purchase accounting loan discounts of $14,292, $14,523, $11,188 and $756 for the three month periods ended March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.  There was no loan discount accretion recorded during the three month period ended March 31, 2012.

(K) Yield on securities was impacted by net premium amortization of $22,710, $23,992, $21,423, $11,755 and $9,719 for the three month periods ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(L) Total cost of funds, including non-interest bearing deposits, was 0.32%, 0.31% and 0.44% for the three months ended March 31, 2013, December 31, 2012 and March 31, 2012, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(Dollars in thousands)

		Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Adjustment to Loan Yield (M)	$ 81,464	$ 82,727	$ 80,587	$ 54,793	$ 53,217
Interest on loans, as reported
Less: Purchase accounting adjustment-loan discount accretion	(14,292)	(14,523)	(11,188)	(756)	-
Interest on loans without discount accretion	$ 67,172	$ 68,204	$ 69,399	$ 54,037	$ 53,217
Average loans	$ 5,263,784	$ 5,140,163	$ 5,169,101	$ 3,914,352	$ 3,818,991
Loan yield without discount accretion	5.18%	5.28%	5.34%	5.55%	5.60%
Loan yield, as reported	6.28%	6.40%	6.20%	5.63%	5.60%

		Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Adjustment to Securities Yield (M)	$ 36,548	$ 34,956	$ 37,025	$ 38,072	$ 38,321
Interest on securities, as reported
Add: Purchase accounting adjustment-securities amortization	3,106	3,540	3,451	-	-
Interest on securities including amortization (N)	$ 39,654	$ 38,496	$ 40,476	$ 38,072	$ 38,321
Average securities	$ 7,755,567	$ 7,228,418	$ 7,106,871	$ 5,635,810	$ 5,192,257
Securities yield including amortization (N)	2.07%	2.12%	2.28%	2.72%	2.97%
Securities yield, as reported	1.91%	1.92%	2.08%	2.70%	2.95%

Net Interest Margin (tax equivalent basis, excluding
purchase accounting adjustments to yield)	3.08%	3.18%	3.16%	3.52%	3.64%

Net Interest Margin (tax equivalent basis), as reported	3.42%	3.53%	3.52%	3.55%	3.64%

(M) Non-GAAP financial measure.

(N)  In connection with the acquisition, ASB sold $574.0 million in securities yielding approximately 3.61% prior to July 1, 2012 and Prosperity reinvested those funds after acquisition date at a yield of approximately 1.70%. ASB recorded a gain of $44.2 million related to the sale of these securities which resulted in a lower fair value of the securities portfolio acquired from ASB. If included in the table above, this transaction would have resulted in increased interest on securities and increased securities yield on an adjusted basis for each quarter following July 1, 2012.

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
YIELD TREND

Interest Earning Assets:
Loans(J)	6.28%	6.40%	6.20%	5.63%	5.60%
Investment securities(K)	1.91%	1.92%	2.08%	2.70%	2.95%
Federal funds sold and other earning assets	0.22%	0.19%	0.16%	0.17%	0.25%
Total interest earning assets	3.67%	3.76%	3.80%	3.90%	4.03%

Interest Bearing Liabilities:
Interest bearing demand deposits	0.34%	0.31%	0.41%	0.49%	0.49%
Savings and money market deposits	0.30%	0.29%	0.34%	0.35%	0.37%
Certificates and other time deposits	0.62%	0.64%	0.69%	0.76%	0.84%
Securities sold under repurchase agreements	0.26%	0.25%	0.29%	0.24%	0.28%
Federal funds purchased and other borrowings	0.41%	0.40%	0.29%	0.28%	0.41%
Junior subordinated debentures	2.88%	2.95%	3.04%	3.06%	3.14%
Total interest bearing liabilities	0.42%	0.41%	0.47%	0.52%	0.57%

Net Interest Margin	3.36%	3.46%	3.45%	3.52%	3.60%
Net Interest Margin (tax equivalent)	3.42%	3.53%	3.52%	3.55%	3.64%

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(In thousands)

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Balance Sheet Averages
Total loans	$ 5,263,784	$ 5,140,163	$ 5,169,101	$ 3,914,352	$ 3,818,991
Investment securities	7,755,567	7,228,418	7,106,871	5,635,810	5,192,257
Federal funds sold and
other earning assets	34,793	75,135	53,111	20,916	126,154
Total interest earning assets	13,054,144	12,443,716	12,329,083	9,571,078	9,137,402
Allowance for credit losses	(53,242)	(50,775)	(53,944)	(50,746)	(51,601)
Cash and due from banks	206,990	198,797	206,124	134,055	157,979
Goodwill	1,226,332	1,211,596	1,157,330	932,112	928,417
Core Deposit Intangibles (CDI)	25,244	27,108	17,280	18,465	20,102
Other real estate	11,789	9,571	11,600	10,178	8,640
Fixed assets, net	207,517	206,869	192,542	165,784	163,190
Other assets	171,589	190,815	145,244	138,263	136,012
Total assets	$ 14,850,363	$ 14,237,697	$ 14,005,259	$ 10,919,189	$ 10,500,141

Non-interest bearing deposits	$ 2,939,621	$ 2,963,998	$ 2,760,405	$ 2,069,965	$ 1,970,942
Interest bearing demand deposits	2,659,489	2,328,969	2,181,928	1,706,176	1,694,240
Savings and money market deposits	3,790,416	3,600,109	3,516,601	2,779,524	2,792,348
Certificates and other time deposits	2,370,499	2,366,155	2,387,279	1,880,096	1,971,071
Total deposits	11,760,025	11,259,231	10,846,213	8,435,761	8,428,601
Securities sold under
repurchase agreements	448,542	459,998	438,410	98,968	53,304
Federal funds purchased and
other borrowings	358,120	272,239	512,739	610,499	272,760
Junior subordinated debentures	85,055	85,055	85,055	85,055	85,055
Other liabilities	62,716	80,085	92,873	56,742	65,137
Shareholders' equity	2,135,905	2,081,089	2,029,969	1,632,164	1,595,284
Total liabilities and equity	$ 14,850,363	$ 14,237,697	$ 14,005,259	$ 10,919,189	$ 10,500,141

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(Dollars in thousands)

	Mar 31, 2013		Dec 31, 2012		Sep 30, 2012		Jun 30, 2012		Mar 31, 2012
Period End Balances

Loan Portfolio
Commercial and other	$ 760,531	14.5%	$ 798,882	15.4%	$ 792,247	15.6%	$ 491,907	12.5%	$ 475,860	12.3%
Construction	575,307	10.9%	550,768	10.6%	496,417	9.8%	466,884	11.8%	484,295	12.5%
1-4 family residential	1,338,936	25.5%	1,255,765	24.3%	1,213,872	23.9%	1,084,936	27.4%	1,036,318	26.7%
Home equity	203,815	3.9%	186,801	3.6%	183,844	3.6%	154,147	3.9%	149,597	3.9%
Commercial real estate	1,993,518	37.8%	1,990,642	38.4%	1,976,112	38.9%	1,484,787	37.6%	1,473,925	38.0%
Agriculture (includes farmland)	286,789	5.4%	285,637	5.5%	304,134	6.0%	192,462	4.9%	178,474	4.6%
Consumer	104,128	2.0%	111,445	2.2%	112,477	2.2%	75,209	1.9%	76,393	2.0%
Total loans	$ 5,263,024		$ 5,179,940		$ 5,079,103		$ 3,950,332		$ 3,874,862

Deposit Types
Non-interest bearing DDA	$ 2,995,828	25.6%	$ 3,016,205	25.9%	$ 2,827,748	25.8%	$ 2,083,910	24.8%	$ 2,088,749	24.4%
Interest bearing DDA	2,521,998	21.5%	2,626,331	22.6%	2,208,568	20.2%	1,684,492	20.1%	1,671,760	19.6%
Money Market	2,509,501	21.4%	2,362,454	20.3%	2,303,680	21.0%	2,206,220	26.3%	2,312,107	27.1%
Savings	1,345,044	11.5%	1,293,552	11.1%	1,276,271	11.7%	581,480	6.9%	554,211	6.5%
Certificates and other time deposits	2,341,096	20.0%	2,343,302	20.1%	2,338,330	21.3%	1,838,480	21.9%	1,917,624	22.4%
Total deposits	$ 11,713,467		$ 11,641,844		$ 10,954,597		$ 8,394,582		$ 8,544,451

Loan to Deposit Ratio	44.9%		44.5%		46.4%		47.1%		45.3%

Construction Loans
Single family residential
construction	$ 177,218	30.6%	$ 161,401	29.2%	$ 150,959	30.1%	$ 143,600	30.8%	$ 142,584	29.4%
Land development	42,520	7.4%	42,199	7.6%	38,075	7.6%	39,704	8.5%	41,177	8.5%
Raw land	46,672	8.1%	58,794	10.6%	47,620	9.5%	51,070	10.9%	63,006	13.0%
Residential lots	93,598	16.2%	92,697	16.8%	97,445	19.4%	86,201	18.5%	88,054	18.2%
Commercial lots	64,394	11.2%	63,716	11.5%	63,418	12.7%	49,454	10.6%	51,642	10.7%
Commercial construction and
other	153,047	26.5%	134,427	24.3%	103,677	20.7%	96,855	20.7%	97,832	20.2%
Net unaccreted discount	(2,142)		(2,466)		(4,777)		-		-
Total construction loans	$ 575,307		$ 550,768		$ 496,417		$ 466,884		$ 484,295

Prosperity Bancshares, Inc.®
Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Asset Quality
Non-accrual loans	$ 7,529	$ 5,382	$ 5,063	$ 1,624	$ 7,142
Accruing loans 90 or more
days past due	642	331	-	-	-
Restructured loans	-	-	132	-	-
Total non-performing loans	8,171	5,713	5,195	1,624	7,142
Repossessed assets	49	68	10	13	13
Other real estate	9,913	7,234	8,846	10,236	7,718
Total non-performing assets	$ 18,133	$ 13,015	$ 14,051	$ 11,873	$ 14,873

Non-performing assets:
Commercial	$ 3,896	$ 1,568	$ 1,599	$ 394	$ 690
Construction	3,678	3,522	3,182	4,056	4,116
1-4 family (including home equity)	3,746	3,081	3,089	2,284	3,207
Commercial real estate (including multi-family)	5,533	2,608	4,671	5,077	6,773
Agriculture	1,183	1,463	1,476	44	67
Consumer and other	97	773	34	18	20
Total	$ 18,133	$ 3,015	$ 14,051	$ 11,873	$ 14,873

Number of loans/properties	124	116	119	88	101

Allowance for credit losses at
end of period	$ 55,049	$ 52,564	$ 50,927	$ 50,382	$ 51,642

Net charge-offs:
Commercial	$ 59	$ 205	$ (511)	$ 180	$ (15)
Construction	(56)	21	155	1,179	22
1-4 family (including home equity)	102	65	251	90	50
Commercial real estate (including
multi-family)	(57)	1,012	800	296	18
Agriculture	(7)	70	(30)	(3)	-
Consumer and other	274	540	590	118	27
Total	$ 315	$ 1,913	$ 1,255	$ 1,860	$ 102

Asset Quality Ratios
Non-performing assets to
average earning assets	0.14%	0.10%	0.11%	0.12%	0.16%
Non-performing assets to loans
and other real estate	0.34%	0.25%	0.28%	0.30%	0.38%
Net charge-offs to
average loans (annualized)	0.02%	0.15%	0.08%	0.20%	0.00%
Allowance for credit losses to
total loans	1.05%	1.01%	1.00%	1.28%	1.33%
Allowance for credit losses to
total loans (excluding acquired loans)(G)	1.25%	1.22%	1.27%	N/A	N/A

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity's management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity's financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity's business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Return on average tangible common equity:
Net income	$ 49,305	$ 48,266	$ 46,176	$ 36,972	$ 36,487
Average shareholders' equity	2,135,905	2,081,089	2,029,969	1,632,164	1,595,284
Less: Average goodwill and other intangible assets	(1,251,576)	(1,238,704)	(1,174,610)	(950,577)	(948,519)
Average tangible shareholders' equity	$ 884,329	$ 842,385	$ 855,359	$ 681,587	$ 646,765
Return on average tangible common equity:	22.30%	22.92%	21.59%	21.70%	22.57%

Tangible book value per share:
Shareholders' equity	$ 2,149,455	$ 2,089,389	$ 2,038,176	$ 1,643,817	$ 1,609,533
Less: Goodwill and other intangible assets	(1,262,257)	(1,243,321)	(1,228,190)	(950,671)	(948,462)
Tangible shareholders' equity	$ 887,199	$ 846,068	$ 809,986	$ 693,146	$ 661,071

Period end shares outstanding	57,014	56,447	56,058	47,474	47,297
Tangible book value per share:	$ 15.56	$ 14.99	$ 14.45	$ 14.60	$ 13.98

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 887,199	$ 846,068	$ 809,986	$ 693,146	$ 661,071

Total assets	$ 15,081,314	$ 14,583,573	$ 13,712,119	$ 10,737,351	$ 10,889,955
Less: Goodwill and other intangible assets	(1,262,257)	(1,243,321)	(1,228,190)	(950,671)	(948,462)
Tangible assets	$ 13,819,058	$ 13,340,252	$ 12,483,929	$ 9,786,680	$ 9,941,493

Tangible equity to tangible assets ratio:	6.42%	6.34%	6.49%	7.08%	6.65%

Prosperity Bancshares, Inc.® Notes to Selected Financial Data (Unaudited) (Dollars in thousands)

	Mar 31, 2013	Dec 31, 2012
Allowance for credit losses to total loans, excluding acquired loans:

Allowance for credit losses	$ 55,049	$ 52,564
Total loans	$ 5,263,024	$ 5,179,940
Less: acquired loans accounted for under ASC Topics
310-20 and 310-30 (does not include new production)	$ 853,751	$ 887,953
Total loans less acquired loans	$ 4,409,273	$ 4,291,987
Allowance for credit losses to total loans, excluding
acquired loans (non-GAAP basis)	1.25%	1.22%

CONTACT: David Zalman, Chairman and Chief Executive Officer, 281.269.7199, david.zalman@prosperitybankusa.com